                                                                   EXHIBIT 10.70
                              EMPLOYMENT AGREEMENT
                              --------------------



          THIS EMPLOYMENT AGREEMENT is made and effective as of the twenty-third day of March, 1999, by and between TARRANT APPAREL GROUP, a California corporation (the "Company"), and CHARLES GHAILIAN (the "Employee"), with respect to the following facts:

          The Company desires to be assured of the continued association and services of the Employee in order to take advantage of his experience, knowledge and abilities in the Company's business, and is willing to employ the Employee, and the Employee desires to be so employed, on the terms and conditions set forth in this Agreement.

          ACCORDINGLY, on the basis of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

          1.   EMPLOYMENT
               ----------

          1.1       Employment.  The Company hereby employs the Employee as
                    ----------
President of Chazzz Acquisition, L.L.C., a wholly-owned subsidiary of the Company ("Chazzz"), and the Employee hereby accepts such employment, on the terms and conditions set forth below, to perform during the term of this Agreement such services as are required hereunder. Employee shall be responsible for managing all sales recorded by Chazzz, including product of the Company sold to customers of Chazzz (i.e., JC Penney - All except Men's sales; Sears-All Sales; Montgomery Wards-All Sales; and Mervyns-All except Large Size and Missy Wovens) plus all current customers of CMG, Inc. and knits (developed and sold by Chazzz) for all customers.

          1.2       Duties.  The Employee shall render such services to the
                    ------
Company, and shall perform such duties and acts, as reasonably may be required by the Company's Board of Directors in connection with any aspect of Chazzz's business.

               1.3  Performance of Duties.
                    ---------------------

          (a) The Employee shall devote such time, ability and attention to his duties hereunder as may be necessary or advisable to discharge his duties hereunder in a professional and businesslike manner and shall diligently and conscientiously use his best efforts to further the Company's business.

          (b) In connection with the Employee's employment by the Company, the Employee shall be based in Los Angeles County, California.

          (c) The Employee shall have the right to devote such time as may be necessary to wind-down the business of CMG, Inc. prior to September 30, 1999;

provided, however, that no such activity shall have a material adverse effect on
--------
the Employee's performance of his obligations hereunder.

          1.4       Trade Secrets.  The Employee shall not, without the prior
                    -------------
written consent of the Company's Board of Directors in each instance, disclose or use in any way, either during his employment by the Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret of the Company acquired in the course of such employment, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the "Trade Secrets"), including, without limitation, any confidential information concerning customer lists, products, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom the Company transacts business, and all other information which is related to any product, service or business of the Company, other than information which is generally known in the industry in which the Company transacts business or is acquired from public sources or was known to the Employee prior to the date hereof; all of which Trade Secrets are the exclusive and valuable property of the Company.

          1.5       Tangible Items.  All files, accounts, records, documents,
                    --------------
books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to the Company, other than a merely personal item, whether of a public nature or not, and whether prepared by the Employee or not, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the Company, except as required in the course of employment by the Company, without the prior written consent of the Company's Board of Directors in each instance, and the same shall be promptly returned to the Company by the Employee on the expiration or termination of his employment by the Company or at any time prior thereto upon the request of the Company.

          1.6       Solicitation of Employees.  During his employment by the
                    -------------------------
Company and for one (1) year thereafter (such period not to include any period of violation hereof by the Employee or period which is required for litigation to enforce this paragraph and during which the Employee is in violation hereof), the Employee shall not, directly or indirectly, either for his own benefit purposes or the benefit of purposes of any other person employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any employee or independent contractor of the Company (or any person whose employment or status as an independent contractor has terminated within the twelve (12) months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of the Company.

          1.7       Injunctive Relief.  The Employee hereby acknowledges and
                    -----------------
agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of Sections 1.4, 1.5 and 1.6 and, accordingly, that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

          2.   COMPENSATION
               ------------

          (a) As the total consideration for the services which the Employee renders hereunder, the Employee shall be entitled to the following:

                    (i) an annual base salary of $480,000, subject to such periodic increases, if any, as the Board of Directors may deem to be appropriate in its sole discretion, less any applicable deduction therefrom for income tax or other applicable withholdings, payable in accordance with the Company's standard practices and procedures;

                    (ii) a bonus of $133,100 for the period from the date hereof through December 31, 1999 if, but only if, Chazzz's net sales for such period equal or exceed $39,500,000 and Chazzz's pre-tax income for such period equals or exceeds 10% of Chazzz's net sales for such period, payable as set forth in Section 2(c);

                    (iii) an annual bonus of $170,000 for each twelve-month period ended on December 31, 2000 and 2001 if, but only if, Chazzz's net sales and net income for such twelve-month period equals or exceeds the amount set forth below, payable as set forth in Section 2(c):

Twelve Months              Bonus Trigger Amounts
                         --------------------------
Ended December 31,       Net Sales   Pre-tax Income
----------------------   ---------   --------------
                               (In millions)

     2000                    $60.0            $6.00
     2001                     72.0             7.20

                    (iv) an additional bonus equal to 10% of Chazzz's pre-tax income over $4,332,000 for the period from the date hereof through December 31, 1999, payable as set forth in Section 2(c), and, thereafter during the Term, such additional bonuses as to which the Company and the Employee mutually may agree;

                    (v) reimbursement of any and all reasonable and documented expenses (including, but not limited to, air fare, car rental, lodging, meals, business telephone and related travel expenses) incurred by the Employee from time to time in the performance of his duties hereunder, which reimbursement shall be made in accordance with the Company's policies and procedures as the same may be amended from time to time;

                    (vi) four (4) weeks vacation taken in accordance with the Company's standard policies and procedures;

                    (vi) participation in all plans or programs sponsored by the Company for employees in general, including, but not limited to, participation in any group health plan, medical reimbursement plan, life insurance plan, pension and profit sharing plan, or stock option plan; and

                    (vi) the right to purchase up to 36,000 shares of the Common Stock of the Parent on the terms and conditions set forth on Exhibit
                                                                       -------
          A.
          -
                    (b)  The term "net sales" shall mean all revenues (including
          J.C. Penney -     All except Men's sales, Sears - All sales,
          Montgomery Wards - All sales, and Mervyn's - All except Large Size and Missy Wovens), less returns, discounts and allowances, determined in accordance with generally accepted accounting principles. The term "pre-tax income" shall mean pre-tax income determined in accordance with generally accepted accounting principles.

          (c) The bonuses set forth in Sections 2(a)(ii), (iii) and (iv) shall be advanced to the Employee within 45 days after the end of each calendar quarter if and as earned. For purposes of this Section 2(c), the performance targets in Sections 2(a)(ii), (iii) and (iv) shall be prorated for the period commencing on the beginning of each test period to the end of each fiscal quarter. In the event that the aggregate amount advanced to the Employee with respect to the period from the date hereof through December 31, 1999 or the twelve-month period ending December 31, 1999 or the twelve-month period ending December 31, 2000 or 2001 shall exceed the amount to which the Employee is entitled under Section 2(a), then the Employee shall reimburse the Company for the amount of such overpayment promptly upon request.

          3.   TERM AND TERMINATION
               --------------------

          3.1       Term.  Unless sooner terminated pursuant to Section 3.2
                    ----
hereof, the term of the Employee's relationship with the Company under Section
1.1 shall be for the period (the "Term") commencing on the date hereof and ending on March 31, 2002.

          3.2       At Will Relationship.  The Employee and the Company each
                    --------------------
hereby acknowledges and agrees that, except as expressly set forth in Section 3.3, (i) the Employee's relationship with the Company under this Agreement is AT WILL and can be terminated at the option of either the Employee or the Company in his or its sole and absolute discretion, for any or no reason whatsoever, with or without cause, (ii) no representations, warranties or assurances have been made concerning the length of such relationship or the aggregate amount of compensation to be received by the Employee and (iii) after the termination of his employment by the Company, the Employee shall have no right, title or interest in or claim to any revenues received by the Company from any person for any goods sold or services rendered by the Company to such person, whether or not the Employee was the cause, in whole or in part, for such person to purchase such goods from the Company or to retain the Company to perform such services.

               3.3  Duties Upon Termination.
                    -----------------------

          (a) In the event that the Employee's employment by the Company under this Agreement is terminated, neither the Company nor the Employee shall have any remaining duties or obligations hereunder, except that (i) the Company shall promptly pay to the Employee, or his estate, all reimbursable expenses incurred by the Employee hereunder as of such date and such compensation as is due pursuant to Section 2.1, prorated through the date of termination, and (ii) the Employee shall continue to be bound by Sections 1.4, 1.5, 1.6 and 1.7; provided,
                                                                       --------
however, that if Employee is terminated without cause, an additional $480,000 will be payable upon termination.

          (b) The term "cause" shall mean (i) the willful and material breach of this Agreement by the Employee which is not cured within 30 days of the Employee's receipt of written notice from the Company describing in reasonable detail the nature of such breach, (ii) fraud, misappropriation or embezzlement or other act of material misconduct against the Company, (iii) conviction of or a plea of nolo contendere to a felony involving moral turpitude, (iv) a charge or indictment of a felony, the defense of which renders the Employee substantially unable to perform his services hereunder, or (v) habitual neglect to perform the Employee's duties if the Employee has failed to cure such neglect within 30 days following receipt of written notice from the Company describing in reasonable detail such neglect.

          4.   MISCELLANEOUS
               -------------

          4.1       Severable Provisions.  The provisions of this Agreement are
                    --------------------
severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

          4.2       Successors and Assigns.  All of the terms, provisions and
                    ----------------------
obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by the Employee without the prior written consent of the Company in each instance.

          4.3       Governing Law.  The validity, construction and
                    -------------
interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

          4.4       Consent to Jurisdiction.  Each party hereto, to the fullest
                    -----------------------
extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum,
(iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 4.7. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

          4.5       Headings.  Section and subsection headings are not to be
                    --------
considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          4.6       Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Nothing in this Agreement shall impede the parties' exercise of their respective rights under that certain Agreement for Purchase of Assets of even date herewith, between the parties hereto, among others, or the other agreements referred to therein.

          4.7       Notices.  Any notice or other communication required or
                    -------
permitted hereunder shall be in writing and shall be deemed to have been given
(i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answerback or telephonic confirmation is received. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

          4.8       Attorneys' Fees.  In the event any party takes legal action
                    ---------------
to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including attorneys' fees, incurred in such action.

          4.9       Third Parties.  Nothing in this Agreement, expressed or
                    -------------
implied, is intended to confer upon any person other than the Company or the Employee any rights or remedies under or by reason of this Agreement.

          4.10      Construction.  This Agreement was reviewed by legal counsel
                    ------------
for each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

          4.11      Arbitration.  Any controversy arising out of or relating to
                    -----------
this Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.


               Company:             TARRANT APPAREL GROUP


                                    By   /s/ Mark B. Kristof
                                      ------------------------------------------
                                      Authorized Representative
                                      3151 East Washington Boulevard
                                      Los Angeles, California  90023
                                      Attention:  President
                                      Telecopier: (323) 881-0368



               Employee:                   /s/ Charles Ghailian
                                       -----------------------------------------
                                       CHARLES GHAILIAN
                                       3900 Lake Vista Court
                                       Encino, California  91316
                                       Telecopier:  (818) 881-2798

                                                                       EXHIBIT A

                             TARRANT APPAREL GROUP

                          1997 EMPLOYEE INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------


          This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between Tarrant Apparel Group, a California corporation (the "Company"), and the person named below ("Participant").

          WHEREAS, Participant is an employee, director or independent contractor of the Company or one or more of its subsidiaries; and

          WHEREAS, pursuant to the Company's 1997 Employee Incentive Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Committee") has approved the grant to Participant of an option to purchase shares of the common stock of the Company (the "Common Stock"), on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

          1.   Grant Of Option; Certain Terms and Conditions.
               ---------------------------------------------

          (a) The Company hereby grants to Participant, and Participant hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m., California time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On each anniversary of the Date of Grant, the option shall become exercisable to purchase, and shall vest with respect to, that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated below.

          Participant:                       CHARLES GHAILIAN
          Date of Grant:                     April 8, 1999
          Number of shares purchasable:      36,000
          Exercise Price per share:          $39.96875
          Expiration Date:                   April 8, 2009
          Annual Vesting Rate:               33.333%

The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option").

          (b) Notwithstanding anything to the contrary contained herein, in the event the net sales or the pre-tax income of Chazzz Acquisition, Inc., a Delaware limited liability company, (as determined by the Company) shall be less than the amount set forth below for any period, then the right of the Participant to purchase that number of Option Shares which first would have become purchasable hereunder on the next succeeding anniversary of the Date of Grant shall be deferred until the date ten business days before the Expiration Date.


                           Option Vesting Trigger
                           -----------------------
                           Pretax
Period         Net Sales   Income
------------   ---------   ----------------------
               (In millions)
03/23/99-       $   39.5               $     3.95
12/31/99

01/01/00-
12/31/00            60.0                     6.00

01/01/01-           72.0                     7.20
12/31/01


     2.   Acceleration and Termination of Option.
          --------------------------------------

          (a)  Termination of Employment.
               -------------------------

               (i) Death or Permanent Disability.  If Participant shall cease to
                   -----------------------------
     be an employee of the Company or any of its subsidiaries (such event shall be referred to herein as the "Termination" of Employee's "Employment") by reason of the death or Permanent Disability (as hereinafter defined) of Participant, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Participant shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board in such form and manner, and at such times, as the Board may require. Any determination by the Board that Participant does or does not have a Permanent Disability shall be final and binding upon the Company and Participant.

               (ii) Other Termination.  If Participant's Employment is
                    -----------------
     Terminated for no reason, or for any reason other than death or Permanent Disability, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate 90 days after the date of such Termination of Employment.

          (b) Death Following Termination of Employment.  Notwithstanding
              -----------------------------------------
anything to the contrary contained in this Agreement, if Participant shall die at any time after the Termination of his or her Employment and prior to the Expiration Date, then (i) the portion of the Option that has not vested on or prior to the date of such death shall terminate on such date and (ii) the remaining vested portion of the Option shall terminate.

          (c) Acceleration of Option.  The Committee, in its sole discretion,
              ----------------------
may accelerate the exercisability of the Option at any time and for any reason.

          (d) Termination of Option.  Notwithstanding anything to the contrary
              ---------------------
contained in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board and the shareholders of the Company:

               (i) the dissolution or liquidation of the Company; or

               (ii) a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

          3.   Adjustments.  In the event that the outstanding securities of the
               -----------
class then subject to the Option are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the
                        --------  -------
Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

          4.   Exercise.
               --------

          (a) The Option shall be exercisable during Participant's lifetime only by Participant or by his or her guardian or legal representative, and after Participant's death only by the person or entity entitled to do so under Participant's last will and testament or applicable intestate law. The Option may only be exercised by (i) the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however,
                                                           --------  -------
that payment of such aggregate Exercise Price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined below) thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock, or (ii) the Participant authorizing a third party to sell a portion of the Purchased Shares and remitting to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

          (b) The "Fair Market Value" of a Common Share on any date (the "Determination Date") shall be equal to the closing price per Common Share on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares selected by the Board.

          5.   Payment of Withholding Taxes.  If the Company becomes obligated
               ----------------------------
to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Participant shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check payable to the Company. At the election of the Participant, and subject to such rules as the Company may establish, such withholding obligations may be satisfied through the surrender of Common Shares which the Participant already owns or to which the Participant otherwise is entitled under the Plan.

          6.   Notices.  All notices and other communications required or
               -------
permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 3151 East Washington Boulevard, Los Angeles, California 90023, Attention: Chief Financial Officer, or to Participant at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

          7.   Stock Exchange Requirements; Applicable Laws.  Notwithstanding
               --------------------------------------------
anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (i) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (ii) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company; provided, however, that the Company
                                           --------
will use commercially reasonable efforts to cause such shares to be so listed and such issuance and delivery to comply with any such law or requirement.

          8.   Transferability.  Neither the Option nor any interest therein may
               ---------------
be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

          9.   Plan.  The Option is granted pursuant to the Plan, as in effect
               ----
on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no
                                                    --------  -------
such amendment shall deprive Participant, without his or her consent, of the Option or of any of Participant's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Participant or any other person or entity then entitled to exercise the Option.

          10.  Shareholder Rights.  No person or entity shall be entitled to
               ------------------
vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

          11.  Employment or Contract Rights.  No provision of this Agreement or
               -----------------------------
of the Option granted hereunder shall (i) confer upon Participant any right to continue in the employ of or contract with the Company or any of its subsidiaries, (ii) affect the right of the Company and each of its subsidiaries to terminate the employment or contract of Participant, with or without cause, or (iii) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the plan. Participant hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment or contract of Participant at any time and for any reason, or for no reason, unless Participant and the Company or such subsidiary are parties to a written employment or independent contractor agreement that expressly provides otherwise. Governing Law. This Agreement and the Option granted hereunder shall
-------------------------
be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

          IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement as of the Date of Grant.

TARRANT APPAREL GROUP


By _____________________________________
     Authorized Representative

PARTICIPANT


________________________________________
CHARLES GHAILIAN
3900 Lake Vista Court
Encino, California  91316
Telecopier: (818) 881-2798

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